Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2011, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-170711) and the related Prospectus of Peregrine Semiconductor Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

February 16, 2011